Exhibit 10.1

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of December 28, 2018 (the “Effective Date”) is between TREND DISCOVERY SPV I, LLC, a Delaware limited liability company (“Lender”), and ECOARK HOLDINGS, INC., a Nevada corporation (“Borrower”), and provides the terms on which Lender shall lend to Borrower, and Borrower shall repay Lender. The parties agree as follows:

1 ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13 of this Agreement. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code to the extent such terms are defined therein.

2 LOAN AND TERMS OF PAYMENT

2.1 Availability. On the Effective Date, Lender agrees, subject to the terms and conditions and relying upon the representations and warranties set forth in this Agreement and within the limits hereof, to make one or more loans (each a “Loan”, and collectively the “Loans”) to Borrower, and Borrower may make a request for a Loan or Loans from Lender, at any one time and from time to time, from the date hereof until the earlier of (i) DEMAND by Lender or (ii) December 27, 2020 or the earlier termination of this Agreement pursuant to the terms hereof (the “Maturity Date”), in total not in excess of a principal amount of $1,000,000 in the aggregate at any one time outstanding (collectively, the “Credit”). If prepaid, the Loans may not be re-borrowed.

2.2 Promissory Note. The obligation of the Borrower to repay the original principal amount of each Loan and to pay interest on the outstanding principal amount of each Loan shall be evidenced by a Demand Note executed by the Borrower in the form of Exhibit C hereto (the “Note”). The Lender shall set forth on the schedule attached to and made a part of the Note, on any separate similar schedule or on any continuation of such attached schedule or of any such separate similar schedule annotations evidencing the date and original principal amount of each Loan and the date and amount of each payment to be applied to the outstanding principal amount of the Note. The outstanding principal amount set forth on such attached schedule, on any such separate similar schedule or on any such continuation shall be presumptive evidence of the outstanding principal amount of the Note and of the aggregate outstanding principal amounts of all Loans. No failure by the Lender to make, and no error by the Lender in making, any annotation on such attached schedule, on any such separate similar schedule or on any such continuation shall affect the Borrower's obligation to repay the original principal amount of each Loan, interest on the outstanding principal amount of each Loan or any other of the Borrower's obligations pursuant to this Agreement.

2.3 Requests for Loans. For each Loan, Borrower shall submit to Lender a Compliance Certificate and a Notice of Loan at least five (5) Business Days (but not more than sixty (60) Business Days) prior to the date of such Loan, specifying the amount of the requested Loan and the date of the requested draw.

2.4 Incremental Loans. Provided that no Event of Default exists, the Borrower may, from time to time, by written notice to Lender elect to request an increase in the loan commitment for Loans under the Credit hereunder in an aggregate amount (for all such requests) not to exceed $9,000,000. Each such notice shall specify the date on which the Borrower proposes that the increase shall be effective and the amount of the proposed increase being requested (which shall be a minimum of $1,000,000). The Lender may elect or decline, in its sole discretion, to provide any such increase requested pursuant to this Section 2.4.

2.5 Repayment; Prepayment; Interest Payments.

(a)  All outstanding principal and accrued and unpaid interest under each Loan, and all other outstanding Obligations with respect to each Loan, are due and payable in full upon the earlier of (i) on DEMAND by Lender, or (ii) the Maturity Date. Borrower shall have the option to prepay all or any portion of any outstanding Loans at any time, in whole or in part. In the event of any such repayment, Borrower may not re-borrower under any such Loans.

(b) Commencing on June 30, 2019 and continuing every six months thereafter until the Maturity Date, Borrower shall make biannual payments of accrued interest, in arrears, on the principal amount of all outstanding Loans, at the applicable rate set forth in Section 2.6 Commencing on June 30, 2019 and continuing every six months thereafter until the Maturity Date, Borrower shall make biannual payments of accrued interest, in arrears, on the principal amount of all outstanding Loans, at the applicable rate set forth in Section 2.6.

2.6 Interest.

(a) Interest Rate. The outstanding principal amount of each Loan shall bear interest at a rate per annum equal to twelve percent (12%).

(b) Default Rate. Upon the occurrence and during the continuance of an Event of Default or following acceleration of the Credit, the aggregate outstanding principal amount of all Loans shall bear interest at the Default Rate.

(c) Computation; 365-Day Year. Interest with respect to the Term Loan shall be computed on the basis of a 365-day year for the actual number of days elapsed.

2.7 Application of Payments; Payment Method. All payments to be made by Borrower under any Loan Document in respect of the Loans shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 3:00 p.m. Eastern time on the date when due. Payments of principal and/or interest received after 3:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid. As to regularly scheduled payments, Borrower agrees to authorize Lender to initiate electronic debit (ACH) entries at Borrower’s account at Bank of America which has been designated by Borrower and to credit such electronic ACH payments/transfers to the Term Loan.

2.8 Commitment Fees. Borrower shall pay to Lender a commitment fee on the principal amount of each Loan requested hereunder in the amount of 3.5% of the amount thereof (each a “Commitment Fee”).

2.9 Lender Expenses. Borrower shall pay all expenses of Lender (including reasonable attorneys’ fees and expenses, plus expenses, for documentation and negotiation of this Agreement, accounting, tax preparation, and other reasonable professional expenses) payable under this Agreement and incurred through and after the Effective Date, when due.

3 Conditions Precedent to EACH Credit Extension.

Lender’s obligation to make any Loan is subject to the conditions precedent that lender shall have received, in form and substance satisfactory to lender, such documents, and completion of such other matters, as lender may reasonably deem necessary or appropriate, including, without limitation:

(a) Receipt of all documents and information reasonably required by Lender to perform its legal and collateral due diligence to Lender’s satisfaction;

(b) Receipt of Borrower’s and each Guarantor’s Operating Documents and a good standing certificate of Borrower and each Guarantor certified by the Secretary of State of the state of formation, as of a date no earlier than thirty (30) days prior to the Effective Date;

(c) Execution and delivery of the Loan Documents;

(d) Grant of a perfected first priority security interest in all of the Collateral;

(e) Receipt of a duly executed Compliance Certificate and Notice of Loan;

(f) Receipt of the Commitment Fee pursuant to the terms and conditions of Section 2.8 of this Agreement;

(g) Timely receipt of payment of all fees pursuant to the terms and conditions of the Fee Letter; and

(h) A legal opinion from Borrower’s counsel in form and substance satisfactory to Lender.

4 CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower hereby grants Lender, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein shall be and shall at all times continue to be a first priority perfected security interest in the Collateral subject only to Permitted Liens that are permitted to have priority over Lender’s Liens hereunder. If this Agreement is terminated, Lender’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Lender shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower. Notwithstanding the foregoing, Lender’s Lien and security interest in the Collateral shall be subject to all agreements dated before the Closing Date that grant any Lien or security interest in the Zest Litigation or any recovery from or proceeds of the Zest Litigation.

4.2 Authorization to File Financing Statements. Borrower hereby authorizes Lender to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Lender’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Lender under the Code. Any such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Lender’s discretion.

5 REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1 Due Organization and Authorization. Borrower and each of its Subsidiaries are duly existing and in good standing as Registered Organizations in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any other jurisdiction in which the conduct of their respective business or ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could have a material adverse effect on Borrower’s business.

5.2 Collateral. Borrower has good title to, has rights in, and the power to transfer, each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.

5.3 Intellectual Property. Borrower and each of its Subsidiaries own, or possess the right to use, all of the Intellectual Property that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, and Schedule 5.3 sets forth a complete and accurate list of all such Intellectual Property owned or used by each Loan Party and each of its Subsidiaries. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes upon any rights held by any other Person. No material claim or litigation regarding any of the foregoing is pending or threatened. As of the Effective Date, Borrower owns or has good and marketable title to all Patents listed on Schedule 5.3.

5.4 Litigation. Other than the Zest Litigation, there are no actions or proceedings pending or, to the knowledge of Borrower, threatened in writing by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change. With respect to the Zest Litigation: (i) Borrower believes (and does not have, and has not been informed by any of its Affiliates of, any belief to the contrary) that Zest’s claims are meritorious and have a reasonable basis in law, (ii) Zest has the full power and authority to bring such claims, (iii) Borrower has not and has not permitted Zest to dispose of, transfer, encumber or assign all or any portion of its claims (or any interest therein) or any proceeds thereof, whether by way of security, subrogation, assignment to an insurer, or otherwise, (iv) Borrower has not and has not permitted Zest to set off or agree to set off any amounts against Zest’s claims, and there exist no rights of set-off or similar rights against the Borrower or any of its Subsidiaries that could permit any set-off of or counterclaim against such claims, and (v) Borrower is not aware (and has not been informed by any of its Affiliates) of any Patents or applications therefore or other Intellectual Property that have been, are likely to be, or should be asserted or claimed in connection with or in support of Zest’s claims except those owned by Borrower or its Subsidiaries.

5.5 No Material Deviation in Financial Statements and Deterioration in Financial Condition. The consolidated financial statements for Borrower and any Subsidiary as of and for the fiscal years ended December 31, 2016 and December 31, 2017 and the first three fiscal quarters for the fiscal year ended December 31, 2018 (the “Most Recent Financial Statements”) fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations as of the dates thereof. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the Most Recent Financial Statements.

5.6 Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after giving effect to the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.7 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s properties or assets have been used by Borrower or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

5.8 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities except for (i) the stock, partnership interest or other equity securities of its Subsidiaries set forth on Schedule 5.8 and (ii) Permitted Investments.

5.9 Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower (except for taxes being contested in good faith by Borrower). Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.10 Brokerage Fees. Borrower has not engaged a broker nor does it owe any brokerage fees in connection with any debt financing or the transactions contemplated by this Agreement.

6 AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1 Government Compliance

(a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business.

(b) Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Lender in all of its property. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Lender.

6.2 Financial Statements, Reports, Certificates

(a) Deliver to Lender: (i) as soon as available, but no later than thirty (30) days after the last day of each fiscal quarter, quarterly financial statements; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Lender; (iii) within five (5) days of filing, copies of all statements, reports and notices made available to Borrower’s security holders and all reports on Form 10-K, 10-Q and 8-K filed with the SEC; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000.00) or more; and (v) at least annually, as soon as available, but no later than ten (10) days after approval by Borrower’s board of directors, and contemporaneously with any updates or amendments thereto, annual financial projections and operating budgets for the following fiscal year approved by Borrower’s board of directors, together with company prepared consolidated balance sheets and income statements and any related business forecasts used in the preparation of such annual financial plans, operating budgets and projections.

(b) Allow Lender to inspect the Collateral and audit and copy Borrower’s Books upon reasonable notice to Borrower. The foregoing inspections and audits shall be at Borrower’s expense.

(c) Provide Lender, promptly upon receipt, with a copy of each filing with or other pleading or decision filed or received in the Zest Litigation, unless otherwise restricted by the supervising court.

6.3 Taxes. Make, and cause each Subsidiary to make, timely payment of all foreign, federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Lender, on demand, appropriate certificates attesting to such payments.

6.4 Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location. All property policies shall have a loss payable endorsement showing Lender as a loss payee and waive subrogation against Lender, and all liability policies shall show, or have endorsements showing, Lender as an additional insured. At Lender’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. If Borrower fails to obtain insurance as required under this Section 6.4 or to pay any amount or furnish any required proof of payment to third persons and Lender, Lender may make all or part of such payment or obtain such insurance policies required in this Section 6.4, and take any action under the policies Lender deems prudent.

6.5 Protection of Intellectual Property Rights

(a) (i) Protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise Lender in writing of material infringements of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Lender’s written consent.

(b) Provide written notice to Lender within thirty (30) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Lender requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Lender to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Lender to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Lender’s rights and remedies under this Agreement and the other Loan Documents.

6.6 Litigation Cooperation. From the Effective Date and continuing through the termination of this Agreement, make available to Lender, without expense to Lender, Borrower and its officers, employees and agents and Borrower’s Books, to the extent that Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Lender with respect to any Collateral or relating to Borrower.

6.7 Use of Proceeds. Use the proceeds of the Loans for working capital and general corporate purposes.

6.8 Further Assurances. Execute any further instruments and take further action as Lender reasonably requests to perfect or continue Lender’s Lien in the Collateral or to effect the purposes of this Agreement.

7 NEGATIVE COVENANTS

Borrower shall not do any of the following without Lender’s prior written consent:

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any material part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; and (c) in connection with Permitted Liens and Permitted Investments.

7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; or (b) liquidate or dissolve. Borrower shall not, without at least thirty (30) days prior written notice to Lender: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Five Thousand Dollars ($5,000.00) in Borrower’s assets or property), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Lender) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 of this Agreement and the definition of “Permitted Liens” herein.

7.6 Distributions; Investments. (a) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock other than the redemption of shares held by former employees of Borrower in accordance with existing or customary contractual commitments.

7.7 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.8 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, each as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.9 Material Agreements. Enter into, terminate, amend, restate or otherwise alter the terms of any material agreements to which Borrower or any of its Subsidiaries is a party, except in the ordinary course of business, including but not limited to any litigation funding or investment agreements.

8 EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Borrower fails to pay any principal or interest on the Loans within three (3) days of the due date.

8.2 Covenant Default. Borrower fails or neglects to perform any obligation in Section 2.9 or Section 6 of this Agreement or violates any covenant in Section 7 of this Agreement or fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement, any Loan Documents and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, grace and cure periods provided under this Section 8.2 shall not apply to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain.

8.3 Material Adverse Change. A Material Adverse Change occurs.

8.4 Attachment; Levy; Restraint on Business. (i) Any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting any material part of its business.

8.5 Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days.

8.6 Other Agreements. There is, under any agreement to which Borrower is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Fifty Thousand Dollars ($50,000.00); or (b) any default by Borrower, the result of which could result in a Material Adverse Change to Borrower’s business.

8.7 Judgments. One or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and the same are not, within ten (10) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

8.8 Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Lender or to induce Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made.

9 LENDER’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. When an Event of Default occurs and continues beyond any applicable grace period Lender may, without notice or demand, do any or all of the following:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 of this Agreement occurs, all Obligations are immediately due and payable without any action by Lender); and

(b) exercise all rights and remedies available to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Notwithstanding the inclusion of Events of Default hereunder, the Credit and the principal amount of all Loans, together with all accrued and unpaid interest thereon, shall be due and payable at all times on DEMAND.

9.2 Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.4 of this Agreement or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Lender may obtain such insurance or make such payment, and all amounts so paid by Lender immediately due and payable to Lender by Borrower, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Lender will make reasonable efforts to provide Borrower with notice of Lender obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Lender are deemed an agreement to make similar payments in the future or Lender’s waiver of any Event of Default.

9.3 Lender’s Liability for Collateral. So long as Lender complies with reasonable lending practices regarding the safekeeping of the Collateral in the possession or under the control of Lender, Lender shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.4 No Waiver; Remedies Cumulative. Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Lender has all rights and remedies provided under the Code, by law, or in equity. Lender’s exercise of one right or remedy is not an election and shall not preclude Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Lender’s waiver of any Event of Default is not a continuing waiver. Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.5 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lender on which Borrower is liable.

10 NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Lender or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Ecoark Holdings, Inc.
1010 NW J Street, Suite I
Bentonville, AR 72712
Attn: Randy May; Peter Mehring
Fax:
Email: rmay@ecoarkusa.com; pmehring@zestlabs.com

with a copy to:	Carmel, Milazzo & DiChiara LLP
55 West 39th Street, 18th Floor
New York, New York 10018
Attn: Peter DiChiara
Fax:
Email: pdichiara@cmdllp.com

If to Lender:	Trend Discovery SVP I, LLC
7 Wells Street, Suite 302D Saratoga Springs, New York 12866
Attn: Brad Hoagland
Fax:
Email: bhoagland@trenddiscovery.com

with a copy to:	Lippes Mathias Wexler Friedman LLP
50 Fountain Plaza, Suite 1700
Buffalo, New York 14202
Attn: John J. Koeppel; Brian J. Bocketti
Fax: (716) 853-5100
Email: jkoeppel@lippes.com; bbocketti@lippesc.om

11 CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Except as otherwise expressly provided in any of the Loan Documents, New York law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Lender each submit to the exclusive jurisdiction of the State and Federal courts in Erie County, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Lender. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided to Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

BORROWER AND LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12 GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Lender’s prior written consent (which may be granted or withheld in Lender’s discretion). Lender has the right, following the occurrence and during the continuance of an Event of Default without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents.

12.2 Indemnification. Borrower agrees to indemnify, defend and hold Lender and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or expenses in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Lender and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s fraud, gross negligence or willful misconduct.

12.3 Right of Set-Off. Borrower hereby grants to Lender, a lien, security interest and right of setoff as security for all Obligations to Lender, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Lender or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default or acceleration of the Credit, without demand or notice, Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.7 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of a security interest by Borrower in Section 4.1 shall survive until the termination of this Agreement. The obligation of Borrower in Section 12.2 of this Agreement to indemnify Lender shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.8 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.9 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.10 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.11 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.12 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.13 Assignment. The Lender shall not transfer or assign any or all of the rights to the Loans without express written approval by Borrower, even during the occurrence and continuation of an Event of Default.

13 DEFINITIONS

13.1 Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners, and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble of this Agreement.

“Borrower” is defined in the preamble of this Agreement.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” is any day that is not a Saturday, Sunday, or legal holiday on which commercial banks are authorized or required by law to be closed for business in New York, New York.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; and (c) certificates of deposit maturing no more than one (1) year after issue.

“Change of Control” means any of the following (i) a sale or other disposition by Borrower of all or substantially all of its assets; (ii) a merger or consolidation of Borrower into or with another person or entity, where the holders of Borrower’s outstanding voting equity securities as of immediately prior to such merger or consolidation hold less than a majority of the issued and outstanding voting equity securities of the successor or surviving person or entity as of immediately following the consummation of such merger or consolidation; or (iii) any sale, in a single transaction or series of related transactions, by the holders of Borrower’s outstanding voting equity securities, to one or more buyers, of such interests or securities, where such holders do not, as of immediately following the consummation of such transaction(s), continue to hold at least a majority of Borrower’s issued and outstanding voting equity securities (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors).

“Claims” is defined in Section 12.2 of this Agreement.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Commitment Fee” is defined in Section 2.8 of this Agreement.

“Compliance Certificate” is attached as Exhibit B.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Default Rate” is a per annum rate of interest equal to seventeen percent (17%).

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Effective Date” is defined in the preamble hereof.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Events of Default” are set forth in Section 8 of this Agreement.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Fee Letter” is that certain fee letter agreement dated as of the date hereof by and between Borrower and Lender.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central Lender or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” means Zest.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2 of this Agreement.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all of Borrower’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to Borrower;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the Effective Date with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Lender” is defined in the preamble of this Agreement.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, a Guaranty Agreement from the Guarantor in favor of Lender, a Pledge and Security Agreement by the Guarantor in favor of Lender, a Negative Pledge Agreement by each Subsidiary in favor of Lender, the Fee Letter, and all other collateral and ancillary documents as Lender may request in connection herewith and therewith.

“Material Adverse Change” is: (a) a material impairment in the perfection or priority of Lender’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Maturity Date” is defined in Section 2.1 of this Agreement.

“Notice of Loan” is attached as Exhibit D.

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, and other amounts Borrower owes Lender now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Lender, and to perform Borrower’s duties under the Loan Documents.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Permitted Indebtedness” is:

(a) Borrower’s Indebtedness to Lender under this Agreement and the other Loan Documents;

(b) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(c) Indebtedness secured by Liens permitted under clause (c) of the definition of “Permitted Liens” hereunder;

(d) Indebtedness existing on the Effective Date which has been heretofore disclosed by Borrower to Lender and which is not otherwise described in the any of the foregoing clauses (a) through (e) above; and

(e) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a) Investments (including, without limitation, Subsidiaries) existing on the Effective Date (but specifically excluding any future Investments in any Subsidiaries unless otherwise permitted hereunder); and

(b) Investments consisting of Cash Equivalents.

“Permitted Liens” are:

(a) Liens existing on the Effective Date, including Liens arising under this Agreement and the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on Borrower’s Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c) purchase money Liens (including capitalized leases) (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than One Hundred Thousand Dollars ($100,000.00) in the aggregate amount outstanding per calendar year, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment; and

(d) Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” is, as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

“Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Lender’s right to sell any Collateral.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower or Guarantor.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1 of this Agreement.

“Zest” is defined in the definition of Zest Litigation.

“Zest Litigation” means that certain action by Borrower’s Subsidiary, Zest Labs, Inc. (“Zest”), against Wal-Mart Inc., filed on August 1, 2018 in the United States District Court for the Eastern District of Arkansas – Case # 4:18-cv-00500.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER

ECOARK HOLDINGS, INC.

By:
Name:
Title:

LENDER

TREND DISCOVERY SPV I, LLC

By:
Name:
Title:

Schedule 5.3

Intellectual Property

Schedule 5.8

Owned Equity Interests

EXHIBIT A

The Collateral consists of all of Borrower's right, title and interest in and to the following:

All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles), accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; trade styles, trade names, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

EXHIBIT B

Compliance Certificate

I, an authorized officer of ECOARK HOLDINGS, INC. (“Borrower”) certify under the Loan and Security Agreement (as may be amended or modified from time to time, the “Agreement”) between Borrower and TREND DISCOVERY SPV I, LLC (”Lender”) as follows for the period ending (all capitalized terms used herein shall have the meaning set forth in the Agreement):

Borrower represents and warrants as follows:

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

Borrower has good title to the Collateral, free of Liens except Permitted Liens. All inventory is in all material respects of good and marketable quality, free from material defects. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets have been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change. Borrower has satisfied and has caused each Subsidiary to satisfy each of the conditions precedent contained in Section 3 of the Loan Agreement.

The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

All other representations and warranties in the Agreement are true and correct in all material respects on this date, and Borrower represents that there is no existing Event of Default.

Sincerely,

ECOARK HOLDINGS, INC.

Signature

Title

Date

EXHIBIT C

Form of Demand Note

$[ ]	, 2018

FOR VALUE RECEIVED, the undersigned, ECOARK HOLDINGS, INC. (“Borrower”), a corporation organized under the laws of ___________, hereby promises to pay, on the earlier of (i) ON DEMAND or (ii) on the Maturity Date to the order of Trend Discovery SPV I, LLC (“Lender”) at the payment office of Lender the principal sum of [ ] 00/100 Dollars ($[ ]), or the aggregate unpaid principal amount of all Loans (as defined in the Loan Agreement, as defined herein) made by Lender to Borrower pursuant to the Loan Agreement, whichever is less. Borrower also agrees to pay any additional amount that is required to be paid pursuant to the terms and provisions of the Loan Agreement.

As used herein, “Loan Agreement” means the Loan and Security Agreement dated as of December , 2018, between Borrower and Lender, as the same may from time to time be amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Loan Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Loan Agreement.

Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until the payment in full hereof, at the rates per annum that shall be determined in accordance with the relevant provisions of the Loan Agreement. Such interest shall be payable on each date as provided for in the Loan Agreement. All payments of principal and interest on this Demand Note shall be made in immediately available funds.

This Demand Note is referred to in the Loan Agreement and is entitled to the benefits thereof. Reference is made to the Loan Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Demand Note due prior to its stated maturity, and other terms and conditions upon which this Demand Note is issued.

Except as expressly provided in the Loan Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind. This Demand Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws provisions.

BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS DEMAND NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Demand Note by its duly authorized officer as of the date first written above.

ECOARK HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT D

Notice of Loan

[Date]_______________________, 20____

Trend Discovery SPV I, LLC

7 Wells Street, Suite 302D

Saratoga Springs, New York 12866

Attention: _______________

Ladies and Gentlemen:

The undersigned, ECOARK HOLDINGS, INC., refers to the Loan Agreement, dated as of December , 2018 (as the same may from time to time be amended, restated or otherwise modified, the “Loan Agreement”, the terms defined therein being used herein as therein defined), between the undersigned and TREND DISCOVERY SPV I, LLC, as Lender, and hereby gives you notice, pursuant to Section 2.3 of the Loan Agreement that the undersigned hereby requests a Loan under the Loan Agreement, and in connection therewith sets forth below the information relating to the Loan (the “Proposed Loan”) as required by Section 2.3 of the Credit Agreement:

(a) The Business Day of the Proposed Loan is __________, 20__.

(b) The amount of the Proposed Loan is $_______________.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

(i) the representations and warranties contained in each Loan Document are correct in all material respects to the extent not otherwise qualified by a materiality concept, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date (except to the extent any representation or warranty is stated to relate solely to an earlier date);

(ii) no event has occurred and is continuing, or would result from such Proposed Loan, or the application of proceeds therefrom, that constitutes a Default or Event of Default; and

(iii) the conditions set forth in Section 3 of the Loan Agreement have been satisfied.

Very truly yours,

ECOARK HOLDINGS, INC.

By:
Print Name:
Title: